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                                                                      EXHIBIT 23

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement No. 333-110306 of QLT Inc. on Form S-3 and Registration Statement Nos. 333-2488, 333-12422, 333-100070 and 333-120657 of QLT Inc. on Form S-8 of our reports dated March 14, 2005, relating to the financial statements of QLT Inc. and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of QLT Inc. for the year ended December 31, 2004.

/S/ DELOITTE & TOUCHE LLP

Independent Registered Chartered Accountants

Vancouver, Canada
March 14, 2005


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